Exhibit 10.3

COLLATERAL ASSIGNMENT OF LEASE AGREEMENT

THIS COLLATERAL ASSIGNMENT OF LEASE AGREEMENT (hereinafter referred to as this “Agreement”) is dated as of this 30th day of June, 2008, by and between Beacon Power Corporation (the “Assignor”) and Massachusetts Development Finance Agency (the “Lender”).

WITNESSETH, THAT WHEREAS, Assignor is indebted to the Lender in the principal amount not to exceed $5,000,000.00(the “Loan”); and

WHEREAS, in order to evidence the Loan, Assignor has executed that certain Promissory Note (the “Note”) of even date herewith, in the aggregate principal amount of the Loan, which Note is secured by this Agreement and that certain Security Agreement of even date herewith between Assignor and the Lender (the “Security Agreement”); and

WHEREAS, Assignor is the owner of a certain leasehold interest in certain premises and all improvements thereon located at 65 Middlesex Road, Tyngsboro, Massachusetts (collectively, the “Premises”), which Premises are more particularly described on Exhibit A hereto, as more fully described in that certain Lease Agreement by and between GFI Tyngsboro, LLC, as lessor, and Assignor, as lessee, dated July 23, 2007 (the “Lease”); and

WHEREAS, Lender is unwilling to make the Loan on the date hereof unless Assignor, in the manner hereinafter set forth, assigns to Lender as additional security for the repayment of the Loan and the observance and performance by Assignor of the terms, covenants and conditions of all of the loan documents evidencing and securing the Loan (collectively, the “Loan Documents”) on the part of Assignor to be observed and performed, all of Assignor’s right, title and interest in and to the Lease.

NOW, THEREFORE, in order to secure the prompt payment and performance of any and all amounts and obligations (collectively the “Obligations”) due under the Note and under any Loan Documents and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge, Assignment and Grant of Lease. The Assignor hereby makes a present assignment and pledge to the Lender of all of the Assignor’s right, title and interest in the Lease, together with all rights, powers and privileges incident to the Lease as additional security and collateral for the prompt payment of the Note, and the observance and performance by Assignor of the Obligations. In addition, and subject to all applicable laws, Assignor grants Lender a security interest in the Lease. Assignor does hereby authorize and empower Lender, and its successors and assigns, to fully and freely exercise and enjoy all rights and enforce the Lease and does hereby direct each and all of the parties thereto to perform all of their obligations under the Lease for the benefit of Lender, its successors and assigns, upon demand for payment or performance thereof by Lender, its successors and assigns, such directive to take effect upon the occurrence and during the continuance of an Event of Default (as hereinafter defined) under the Loan Documents.

2. Assignor’s Exercise of Rights. Until the occurrence of an Event of Default hereunder, the Assignor shall be entitled to exercise all of the rights held under the provisions of the subject Lease as if this Agreement had not been made.

3. Lender Rights on Default. Upon and at any time after a default in the Assignor’s performance of any of its Obligations hereunder or under the provisions of the Note, or any other Loan Documents, after notice and beyond applicable grace and cure periods and until such default has been cured (an “Event of Default”), the Assignor’s entire right, title and interest in and to the Lease shall, at Lender’s option, vest absolutely in the Lender.

4. Construction. If, after the date hereof, the Assignor undertakes any tenant improvement or other construction work within or about the building located at the Premises, which improvement or construction work involves changes to, or replacement of, any of the Collateral (as defined in the Security Agreement) (any such improvement or work as described in this paragraph being hereinafter referred to as the “Work”), the Assignor hereby covenants and agrees to the following conditions of the Agreement:

4.1 The Assignor proposes and agrees to diligently complete any such Work in accordance with (i) a construction budget to be delivered to the Lender, (ii) plans and specifications, as certified by the architect for the Work (the "Plans"), to be delivered to the Lender, and (iii) such building permits and all other governmental permits, licenses or approvals necessary or required for the Work. The Assignor agrees that any materials to be used in the Work shall be of good quality and as called for by the Plans and that the Work shall be completed in a good and workmanlike manner and that both shall be reasonably satisfactory to the Lender and its Work inspectors.

4.2 The Assignor agrees not to use in the Work any materials which are purchased upon lease or conditional bill of sale, nor any to which Assignor does not have an absolute title.

4.3 From time to time, the Lender shall have the right to cause a so-called title rundown of the Premises to be performed at the Assignor's expense. The Lender shall not be required to advance any sums under the Note if at any time the Assignor shall fail to discharge any encumbrances of record (affecting the Assignor’s leasehold interest in the Premises or the interests granted to the Lender hereby) disclosed by such title rundown as required by the Lender or its attorneys, nor if at any time the Assignor shall fail to pay or bond over sums due for labor or materials furnished, nor if at any time there shall be any recorded statements of mechanics' liens or any other liens or attachments by any contractor or subcontractor or materialman on the Premises, or any part thereof, which liens or attachments have not been bonded over by the Assignor, nor if any restrictions on the Premises shall be violated, nor if the applicable building laws shall not be complied with, nor if any attachment shall be made by trustee process or otherwise of the funds in the hands of the Lender, nor if any materials shall be used in the Work which shall be purchased on conditional sale or lease, whether the same be recorded or not, nor if there shall be a substantial, partial, or total loss or damage by fire to the building(s) on the Premises (except as may be otherwise provided in the Note or other Loan Documents), nor if an Event of Default has occurred or is continuing, nor if there are any legal actions or other legal or administrative proceedings pending or threatened which could materially adversely affect the Assignor, the Premises, or the Work, nor if representations or warranties made by the Assignor prior to any advance are determined by the Lender to be untrue or incorrect in any material respect at the time made, but in all other events, the Lender shall advance the payments within thirty (30) days after receipt of invoices evidencing construction of the Work.

4.4 The Assignor authorizes the Lender to pay and cause to be discharged any mechanics' liens that may at any time affect the Premises and which the Assignor has not caused to be bonded over or otherwise provided security for, and also to pay and cause to be discharged any encumbrances of record which in the reasonable opinion of the attorneys for the Lender may take priority over the security interest of Lender provided by this Agreement, and charge the same against such payment or payments as said Lender may deem appropriate; in each case only after twenty (20) days’ prior written notice by Lender to Assignor of such lien or encumbrance, plus an additional ten (10) days’ written notice prior to Lender paying or causing such lien or encumbrance to be discharged.

4.5 The Work shall fully comply with all laws, ordinances and regulations of state, municipal or other governmental agencies or authorities as may apply and shall not violate any restrictions on the Premises.

4.6 No payment under this Agreement shall be conclusive evidence of the performance of its terms in whole or in part, and no advance made hereunder shall be construed as an acceptance of improper work or material.

4.7 The fact that any of the payments herein mentioned shall have been suspended shall not qualify or affect the right of any of the conditions herein set forth.

4.8 The Lender shall not be required to make any advances under this Agreement except as set forth herein, but may, at its option, declare any advances heretofore made or sums due under the terms of this Agreement immediately due and payable if the Assignor shall fail to perform and comply with the terms and conditions set out in this Agreement or the Note after the expiration of all applicable grace and cure periods.

4.9 At the request of the Lender, the Assignor shall collaterally assign to the Lender its contracts with the architect and the general contractor for the Work and shall require its architect and general contractor, respectively, to consent to such assignments.

5. Indemnification. This Assignment shall not operate to place upon the Lender any responsibility or liability for the control, care, management or repair of the Premises under the Lease, unless and until Lender exercises dominion and control of the Premises pursuant to this Assignment. If the Lender elects to exercise dominion and control of the Premises pursuant to this Assignment, the Assignor hereby agrees to indemnify the Lender for, and to hold the Lender harmless from (unless caused by the willful misconduct, bad faith or gross negligence of Lender), any and all liability, loss or damage which may be incurred under the Lease or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against the Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of its obligations under the Lease.

6. Effect of Agreement. This Agreement is to remain in force and effect until all Obligations of Assignor have been fully performed. At such time, the rights assigned hereunder and all rights of the Lender hereunder shall terminate automatically without the necessity of any further agreement or other writing between the parties.

7. Representations and Warranties. The Assignor represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that, unless compliance is waived by the Lender in writing:

7.1.  The Assignor has full right and title to assign its interest in the Lease to Lender and that there is no outstanding assignment, transfer, mortgage or pledge thereof.

7.2. The Assignor has not executed and will not execute any assignment or security agreement or financing statement covering its interest in the Lease except to the Lender.

7.3. The Assignor is authorized to enter into this Agreement.

7.4. So long as this Agreement remains in force and effect, the Assignor will defend its interest in the Lease against the claims and demands of all other parties, and will keep the Lease free from all future security interests and other encumbrances, except the security interest granted hereby.

7.5. The Assignor shall observe and perform in all respects the obligations imposed upon Assignor under the Lease, and not do or permit to be done anything to impair the security thereof.

7.6. The Assignor shall give prompt written notice to Lender of any notice of default received by Assignor under the Lease, together with a complete copy of any such notice.

8. Miscellaneous.

8.1.  The Lender shall have no obligation to take, and the Assignor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all parties to the Lease.

8.2.  The Assignor agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith (following an Event of Default), shall constitute reasonable notice if such notice is mailed by certified mail or by nationally recognized overnight delivery service, at least five (5) days prior to such action, to the Assignor’s address as set forth below or to any other address which the Assignor has specified in writing to the Lender as the address of the Assignor;

If to the Lender:	Massachusetts Development Finance Agency
160 Federal Street
Boston, MA 02110
Attention: James Kenney

with copy to:	Gary M. Markoff, Esquire
Sherin & Lodgen, LLP
101 Federal Street
Boston, MA 02110

If to the Assignor:	65 Middlesex Road
Tyngsboro, MA 01879
Attention: James M. Spiezio, Vice President
of Finance and Chief Financial Officer

with a copy to:	Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02119
Attention: Albert L. Sokol, Esquire and
Thomas G. Schnorr, Esquire

8.3.  The Assignor agrees to pay all costs and expenses incurred by the Lender in enforcing this Agreement, including, without limitation, reasonable attorney’s fees and legal expenses.

8.4.  This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

8.5.  No modifications, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by written agreement subscribed by the Assignor and the Lender.

8.6.  This Agreement benefits the Lender and its successors and assigns, and binds the Assignor and its assigns.

8.7. This Agreement may be recorded at the option of either the Assignor or the Lender, however, in either regard, any and all costs of recording this Agreement shall be the sole responsibility of Assignor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

BEACON POWER CORPORATION

By:	/s/ F. William Capp
Name: F. William Capp
Title: President and CEO

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:	/s/ Laura L. Canter
Name: Laura L. Canter
Title: Executive Vice President

COMMONWEALTH OF MASSACHUSETTS )

COUNTY OF MIDDLESEX )

On this 27th day of June, 2008, before me, the undersigned notary public, personally appeared F. William Capp, the CEO of Beacon Power Corp., proved to me through satisfactory evidence of identification, which was personally known, to be the person whose name is signed on the preceding or attached document and acknowledged to me that she/he signed it voluntarily for its stated purpose as Collateral Assignment of Lease Agreement.

/s/ Lynn Hall
Notary Public
My commission expires: 12/7/2012

COMMONWEALTH OF MASSACHUSETTS )

COUNTY OF SUFFOLK )

On this 27th day of June, 2008, before me, the undersigned notary public, personally appeared Laura L. Canter, the EVP, Finance Prog. of MassDevelopment, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding or attached document and acknowledged to me that she/he signed it voluntarily for its stated purpose as Collateral Assignment of Lease Agreement.

/s/ Victoria Stratton
Notary Public
My commission expires: 12/12/2008

EXHIBIT A

Legal Description of Premises